Exhibit 99.1

Senmiao Technology Limited Acquires 60% Equity Interest in Chinese Automobile Financial Leasing Company

CHENGDU, China, Nov. 28, 2018/ PRNewswire/ — Senmiao Technology Limited (“Senmiao” or the “Company”) (NASDAQ:AIHS), an online lending platform in China connecting investors with individual and small-to-medium-sized enterprise borrowers and creditors, today announced that it entered into an Investment and Equity Transfer Agreement (the “Agreement”) to acquire a 60% equity interest in Hunan Ruixi Financial Leasing Co., Ltd. (“Ruixi”), a Chinese licensed financial leasing company focusing on the auto industry with registered capital of $10 million. In exchange for the 60% equity interest in Ruixi from its three existing shareholders, Senmiao has agreed to contribute $6 million in registered capital to Ruixi. The acqusition closed on November 22, 2018.

Ruixi holds a financial leasing license and anticipates to provide financial leasing services in the automobile industry. As a result of the acquisition, Senmiao is able to utilize this license to expand its business into the financial leasing sector. Ruixi also controls an automobile leasing company in China, which primarily targets the drivers in the ridesharing service sector and facilitates automobile sales and financing transactions for its clients and provides relevant after- transaction services to them.

Xi Wen, Chairman, Chief Executive Officer and President of Senmiao, commented, “Today’s announcement marks an important milestone for Senmiao following our 2018 initial public offering. With the increasing difficulty of getting a financing leasing license from China Banking & Insurance Regulatory Commission, Ruixi provides a great opportunity for us to tap into the vehicle financial leasing market where we believe significant revenue opportunities exist.”

“As a wave of defaults is sweeping across China’s peer-to-peer (“P2P”) lending industry in recent months, causing investors to withdraw funds and platforms to collapse, the Chinese P2P Industry is enduring growing pains that will likely to put a damper on the near-term growth prospects of the industry, and thus our company. As such, we believe that the Chinese vehicle financial leasing market, a RMB 1 trillion market in China that is still in its early development stage, provides a viable complement to our existing business” concluded Mr. Wen.

About Senmiao

Headquartered in Chengdu, Sichuan Province, Senmiao operates an online lending platform, www.ihongsen.com, that connects Chinese investors with individual and small-to-medium-sized enterprise borrowers, and also owns a majority interest in a Chinese automobile financial leasing company. For more information about the Company, please visit: http://ir.ihongsen.com/index.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the acquisition of Ruixi and the Chinese vehicle financial leasing market described in this press release, plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. When the Company uses words such as “may, “will, “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the following:  the risk that the anticipated benefits of the Ruixi acquisition may not be realized; the Company’s future business development; product and service demand and acceptance; changes in technology; economic conditions; reputation and brand; the impact of competition and pricing; the impact of government regulations; fluctuations in general economic and business conditions in China and assumptions underlying or related to any of the foregoing and other risks contained in reports filed by the Company with the Securities and Exchange Commission.  For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company’s filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

For more information, please contact:

At the Company:

Julie Zhu

Email: julie@ihongsen.com

Phone: +86-181-9085-0098

Investor Relations:

Tony Tian, CFA

Weitian Group LLC

Email: ttian@weitianco.com

Phone: +1-732-910-9692